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Exhibit 99.4

                            TERMINATION OF GUARANTY

      THIS TERMINATION OF GUARANTY is executed as of the date set forth below by Randolph C. Robinson (the "LENDER") in favor of Terry Knapp ("KNAPP");

                                    RECITALS:

      A. Knapp has previously executed and delivered to the Lender that certain Loan Guaranty dated January 30th , 2005 (the "GUARANTY") under which Knapp has, along with other guarantors, guaranteed a loan in the original principal amount of Three Hundred Thousand Dollars ($300,000) to OrthoNetx, Inc. ("BORROWER") as set forth in a Revolving Credit Agreement and Revolving Loan Note executed by Borrower in favor of Lender (the "LOAN DOCUMENTS"); and

      B. Pursuant to an Agreement for Extension and Amendment of Note of even date herewith between Lender and Borrower, Lender has agreed to terminate the Guaranty as to Knapp and to release Knapp from any obligations under the Guaranty or the Loan Documents;

      NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, Lender hereby consents and agrees to the following:

      1. Lender hereby terminates the Guaranty, insofar as it relates to Knapp, and agrees that the Guaranty shall be of no further or continuing force or effect between the Company and Knapp. Lender agrees that Knapp is relieved from all responsibilities, obligations, and liabilities incurred under or in connection with the Guaranty, and shall have no responsibility whatsoever for all or any part of the obligations under the Loan Documents. Lender does hereby, for and on behalf of himself and his respective successors, heirs and assigns, release and forever discharge Knapp and all of his heirs, representatives, successors and assigns of and from any and all debts, claims, causes of action, and other amounts arising under or in connection with the Guaranty.

      2. Except as so provided, the Guaranty shall remain in full force and effect as to each other person identified therein as "Guarantor," and nothing herein shall affect the liability of any other guarantor under the Guaranty.

      3. This Termination of Guaranty is for the sole benefit of Knapp, and shall be binding upon the successors and assigns of Lender and shall inure to the benefit of Knapp and his heirs and successors. Nothing in this Termination of Guaranty is intended to confer upon any party other than Knapp or his heirs and successor any benefits or rights. This Termination shall be governed by the laws of the State of Colorado.

      IN WITNESS WHEREOF, the undersigned has executed this Termination of Guaranty as of the 30th day of June 2007.

                                             /s/ Randolph C. Robinson
                                             -----------------------------------
                                             Randolph C. Robinson

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